SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 1996

                             SMITHFIELD FOODS, INC.

             (Exact name of registrant as specified in its charter)

    DELAWARE                 0-2258               52-0845861
(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
 incorporation)

       900 DOMINION TOWER
      999 WATERSIDE DRIVE
       NORFOLK, VIRGINIA                                  23510
 (Address of principal executive                       (Zip Code)
             offices)

Registrant's telephone number, including area code (757) 365-3000

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 4, 1996, Smithfield Foods, Inc. ("Smithfield Foods" or the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Lykes Bros. Inc. ("LBI"), a privately held company headquartered in Tampa, Florida, and LBI's wholly-owned subsidiaries, Sunnyland, Inc. ("Sunnyland"), Premium Pork, Inc. ("Premium") and LMJ Distribution Center, Inc. ("LMJ"), pursuant to which the Company purchased substantially all of the assets of LBI, Sunnyland, Premium and LMJ used in the business of processing, distributing and selling pork and other meat products (hereinafter referred to collectively as the "Lykes Meat Group"). The Lykes Meat Group's principal facilities are four meat processing plants located at Plant City, Florida; Thomasville, Georgia; Quitman, Georgia; and Moultrie, Georgia. The Lykes Meat Group also operates a distribution center in Thomasville, Georgia.

         The Lykes Meat Group markets a full line of processed meats primarily in the Southern and Southeastern United States under a variety of brand names, including LYKES, SUNNYLAND, and BROOKS COUNTY.

         The closing of the transaction occurred on November 4, 1996. The consideration paid to LBI at closing was determined pursuant to arms-length negotiations and consisted of (i) $28,278,685 in cash, and (ii) the assumption of certain trade payables and other accrued liabilities equaling approximately $9,000,000 in the aggregate. The cash purchase price is subject to a post-closing adjustment based upon the amount, if any, by which LBI's total investment in business, as reflected on a balance sheet of the Lykes Meat Group to be prepared as of the closing date, exceeds or is less than $38,488,000. The Company expects that the purchase price adjustment will be determined on or before February 3, 1997.

         The Company financed the cash purchase price with borrowings under the Company's existing $255 million revolving credit facility.

         The meat processing plant at Moultrie, Georgia has been closed on a temporary basis since June 1996. The Company is currently evaluating whether and on what basis to reopen this plant. The Company presently intends to operate the remaining facilities of the Lykes Meat Group as a separate operating subsidiary or subsidiaries of Smithfield Foods.

         The description of the transactions contemplated by the Purchase Agreement is qualified entirely by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

   (a)   Financial Statements.

   As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than January 17, 1997.

   (b)   Pro Forma Financial Information.

   As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than January 17, 1997.

   (c)    Exhibits.

         Exhibit 2.1 Purchase Agreement dated as of November 4, 1996, among Lykes Bros. Inc., Sunnyland, Inc., Premium Pork, Inc., LMJ Distribution Center, Inc., and Smithfield Foods, Inc.


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                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SMITHFIELD FOODS, INC.
                           (Registrant)

                           By:   Aaron D. Trub
                                  (Signature)

                                 Aaron D. Trub
                                 Vice President, Secretary and
                                    Treasurer

Dated:   November 18, 1996